Filed Pursuant to Rule 424(i)

Registration No. 333-267880

PROSPECTUS SUPPLEMENT PURSUANT TO RULE 424(i)

FOR FISCAL YEAR ENDING DECEMBER 31, 2022

(to Prospectus dated October 21, 2022)

abrdn Precious Metals Basket ETF Trust

Calculation of Registration Fees Pursuant to Rule 457(u)

This prospectus supplement filed pursuant to Rule 424(i) of the Securities Act of 1933, as amended (the “Securities Act”), sets forth the registration fee due under Rule 456(d) of the Securities Act for the fiscal year ended December 31, 2022. This prospectus supplement relates to shares sold on the registration statement dated January 7, 2022 (Registration No. 333-262048) and the above reference registration statement. The calculation of the registration fee is included in an exhibit hereto.